THE AMENDED AND RESTATED SERIES 1995-1
                   CERTIFICATE PURCHASE AGREEMENT



                      Dated as of July 31, 1998


                                among


                    NINE WEST FUNDING CORPORATION

                             as Seller,


                 CORPORATE RECEIVABLES CORPORATION,

                            as Purchaser,


                THE LIQUIDITY PROVIDERS NAMED HEREIN,

                       as Liquidity Providers,


                    CITICORP NORTH AMERICA, INC.

                        As Program Agent for
                  Corporate Receivables Corporation
                     and the Liquidity Providers

                                 and

                        THE BANK OF NEW YORK,
                   Not in its individual capacity,
                  but solely as Trustee of the Nine
                 West Trade Receivables Master Trust










                           TABLE OF CONTENTS


                                                                   Page


                                ARTICLE I
                               DEFINITIONS

     SECTION 1.01.  Defined Terms. . . . . . . . . . . . . . . . . . 2
     SECTION 1.02.  Other Definitional Provisions. . . . . . . . . . 6

                               ARTICLE II
                THE SERIES 1995-1 CERTIFICATES; INCREASES

     SECTION 2.01.  Exchange of Certificates . . . . . . . . . . . . 7
     SECTION 2.02.  Increases. . . . . . . . . . . . . . . . . . . . 7
     SECTION 2.03.  Certificates . . . . . . . . . . . . . . . . . . 7
     SECTION 2.04.  Reductions to the Purchase Limit . . . . . . . . 8
     SECTION 2.05.  Procedures for Making the Purchase and Increases 8
     SECTION 2.06.  Assignments by CRC to Liquidity Providers. . . . 9
     SECTION 2.07.  Defaulting Liquidity Provider. . . . . . . . . . 11
     SECTION 2.08.  Term . . . . . . . . . . . . . . . . . . . . . . 12
     SECTION 2.09.  Use of Proceeds. . . . . . . . . . . . . . . . . 13

                             ARTICLE III
                   FEES, INTEREST AND YIELD PROTECTION

     SECTION 3.01.  Fees . . . . . . . . . . . . . . . . . . . . . . 13
     SECTION 3.02.  Interest . . . . . . . . . . . . . . . . . . . . 13
     SECTION 3.03.  Yield Protection; Increased Costs. . . . . . . . 13
     SECTION 3.04.  Taxes. . . . . . . . . . . . . . . . . . . . . . 15
     SECTION 3.05.  Sharing of Payments. . . . . . . . . . . . . . . 17

                              ARTICLE IV
        CONDITIONS PRECEDENT TO THE RESTATEMENT AND ALL INCREASES

     SECTION 4.01. Conditions Precedent to the Effectiveness of this Amended and Restated Certificate Purchase
                    Agreement. . . . . . . . . . . . . . . . . . . . 17
     SECTION 4.02.  Conditions Precedent to Each Increase. . . . . . 17

                              ARTICLE V
                          THE PROGRAM AGENT

     SECTION 5.01.  Authorization and Action of the
                    Program Agent. . . . . . . . . . . . . . . . . . 19
     SECTION 5.02.  The Program Agent's Reliance, Etc. . . . . . . . 19
     SECTION 5.03.  The Program Agent and Affiliates . . . . . . . . 20
     SECTION 5.04.  Amendments, Waivers and Consents . . . . . . . . 20
     SECTION 5.05.  Internal Reporting Requirement of the Program
                    Agent. . . . . . . . . . . . . . . . . . . . . . 21

                               ARTICLE VI
                               ASSIGNMENTS

     SECTION 6.01.  Assignment . . . . . . . . . . . . . . . . . . . 22
     SECTION 6.02.  Rights of Assignee . . . . . . . . . . . . . . . 22
     SECTION 6.03.  Notice of Assignment . . . . . . . . . . . . . . 22

                               ARTICLE VII
                              PARTICIPATION

     SECTION 7.01.  Participation. . . . . . . . . . . . . . . . . . 22

                              ARTICLE VIII
                              MISCELLANEOUS

     SECTION 8.01.  Amendments, Etc. . . . . . . . . . . . . . . . . 23
     SECTION 8.02.  Notices, Etc.. . . . . . . . . . . . . . . . . . 23
     SECTION 8.03.  No Waiver; Remedies. . . . . . . . . . . . . . . 23
     SECTION 8.04.  Binding Effect; Survival . . . . . . . . . . . . 24
     SECTION 8.05.  No Proceedings . . . . . . . . . . . . . . . . . 24
     SECTION 8.06.  Captions and Cross References. . . . . . . . . . 25
     SECTION 8.07.  Integration. . . . . . . . . . . . . . . . . . . 25
     SECTION 8.08.  Governing Law. . . . . . . . . . . . . . . . . . 25
     SECTION 8.09.  Submission to Jurisdiction . . . . . . . . . . . 25
     SECTION 8.10.  Consent to Service of Process. . . . . . . . . . 25
     SECTION 8.11.  Waiver of Jury Trial . . . . . . . . . . . . . . 26
     SECTION 8.12.  Execution in Counterparts. . . . . . . . . . . . 26
     SECTION 8.13.  Removal and Replacement of Liquidity Providers . 26
     SECTION 8.14.  Reimbursement of Program Agent . . . . . . . . . 27
     SECTION 8.15.  Limited Recourse . . . . . . . . . . . . . . . . 27
     SECTION 8.16.  Effect on Class A Certificate Purchase Agreement 28
     SECTION 8.17.  Role of Credit Lyonnais New York Branch. . . . . 28




         THIS AMENDED AND RESTATED SERIES 1995-1 CERTIFICATE PURCHASE AGREEMENT dated as of July 31, 1998 (this "AGREEMENT"), amends and restates that certain Class A Certificate Purchase Agreement, dated as of December 28, 1995(the "ORIGINAL CLASS A CERTIFICATE PURCHASE AGREEMENT"), entered into among NINE WEST FUNDING CORPORATION ("NINE WEST FUNDING"), a Delaware corporation, as seller (the "SELLER"), CORPORATE RECEIVABLES CORPORATION ("CRC"), as purchaser (the "PURCHASER"), THE FINANCIAL INSTITUTIONS LISTED FROM TIME TO TIME ON THE SIGNATURE PAGES HERETO AS LIQUIDITY PROVIDERS (individually, a "LIQUIDITY PROVIDER" and collectively, the "LIQUIDITY PROVIDERS"), CITICORP NORTH AMERICA, INC., as agent (the "PROGRAM AGENT") for the Purchaser and the Liquidity Providers, and THE BANK OF NEW YORK, not in its individual capacity, but solely as trustee of the Nine West Trade Receivables Master Trust (the "TRUSTEE").

                         W I T N E S S E T H:

         WHEREAS, the parties hereto previously entered into the Original Class A Certificate Purchase Agreement pursuant to which, among other things, CRC was permitted, and the "Liquidity Providers" thereunder were required, to fund from time to time Increases in the Class A Invested Amount subject to the terms and conditions of the Original Series 1995-1 Supplement and the Original Class A Certificate Purchase Agreement (as such terms are defined thereunder);

         WHEREAS, on the terms and subject to the conditions set forth in the Pooling and Servicing Agreement, the Original Series 1995-1 Supplement and the Original Class A Certificate Purchase Agreement, and in reliance on the covenants, representations and agreements set forth therein, the Seller caused the Trust to issue to the Seller, and the Seller sold to CRC as the Purchaser, and the Purchaser purchased from the Seller, the Class A Certificate on the Closing Date for an initial price agreed to by the Seller and the Purchaser (the "PURCHASE PRICE");

         WHEREAS, in connection with the contemplated amendment and restatement of the Original Series 1995-1 Supplement, the parties hereto now wish to enter into this Agreement in order to amend and restate the Original Class A Certificate Purchase Agreement, and to evidence the terms and conditions on which, from and after the Effective Restatement Date, CRC may and the Liquidity Providers shall fund Increases in the Invested Amount from time to time; and

         WHEREAS, in connection with the amendment and restatement of the Original Class A Certificate Purchase Agreement, the parties hereto desire to cause the Purchaser to surrender the Class A Certificate to the Trustee in exchange for an amended and restated Certificate duly executed and delivered by the Transferor, and duly authorized by the Trustee;

         NOW THEREFORE, in consideration of the premises and the mutual covenants herein contained, the parties hereto hereby agree as follows:


                               ARTICLE I
                              DEFINITIONS

         SECTION 1.01. DEFINED TERMS. As used in this Agreement, terms defined in the foregoing paragraphs shall have their defined meanings when used herein and the following terms shall have the following meanings:

         "ADJUSTED EURODOLLAR RATE" shall mean, for any Interest Period, an interest rate per annum obtained by dividing (i) the rate per annum at which deposits in U.S. Dollars are offered by the principal office of Citibank in London to prime banks in the London interbank market at 11:00 a.m. (London time) two Eurodollar Business Days (as defined below) before the first day of such Interest Period in an amount substantially equal to the Invested Amount for a period equal to such Interest Period by (ii) the percentage equal to 100% minus the Eurodollar Reserve Percentage (as defined below) for such period. "EURODOLLAR BUSINESS DAY" means a day on which dealings are carried on in the London interbank market and banks are open for business in London and are not required or authorized to close in New York City. "EURODOLLAR RESERVE PERCENTAGE" for Citibank in London for any period means the reserve percentage applicable during such period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) (or, if more than one such percentage shall be so applicable, the daily average of such percentages for those days in such period during which any such percentage shall so be applicable) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for Citibank in London in respect of liabilities or assets consisting of or including Eurocurrency liabilities as that term is used in Regulation D of the Board of Governors of the Federal Reserve System (or any successor), having a term equal to such period.

         "AFFECTED PERSON" shall have the meaning assigned to such term in
SECTION 3.03.

         "AGGREGATE LIQUIDITY PROVIDER COMMITMENT" shall mean the aggregate of the amounts of the Liquidity Provider Commitments.

         "ASSIGNEE RATE" shall have the meaning assigned to such term in the Series 1995-1 Supplement.

         "ASSIGNMENT AND ACCEPTANCE" shall mean an assignment and acceptance in substantially the form of Exhibit A pursuant to which a Liquidity Provider assigns all or a portion of its rights and obligations under this Agreement in accordance with the terms of SECTION 6.01.

         "CERTIFICATE" shall mean the Amended and Restated Series 1995-1 Certificate in substantially the form set forth in Exhibit A of the Series 1995-1 Supplement.

         "CERTIFICATE INTEREST" shall mean each interest in the Certificates acquired by CRC or a Liquidity Provider in connection with the Purchase or any Increase in the Invested Amount.

         "CERTIFICATEHOLDER" or "SERIES 1995-1 CERTIFICATEHOLDER" shall mean CRC or the Liquidity Providers, as applicable.

         "CLOSING DATE" shall mean December 29, 1995.

         "CRC" shall mean Corporate Receivables Corporation and its successors and assigns, but shall not include the Liquidity Providers as assignees under SECTION 2.06.

         "EFFECTIVE RESTATEMENT DATE" shall have the meaning assigned to such term in the Series 1995-1 Supplement.

         "EXTENSION TERM" shall have the meaning assigned to such term in
SECTION 2.08.

         "FEE LETTER" shall have the meaning assigned to such term in SECTION 3.01.

         "INITIAL TERM" shall mean, with respect to each Liquidity Provider Commitment, the period which commences on the later to occur of (i) the date such Liquidity Provider enters into this Agreement, and (ii) the Effective Restatement Date, and ends on July 30, 1999.

         "LIQUIDITY PROVIDER COMMITMENT" shall mean, as to any Liquidity Provider, the obligation of such Liquidity Provider to purchase the Certificate Interests of CRC pursuant to SECTION 2.06 up to the amount set forth opposite such Liquidity Provider's name on the signature pages hereto, or as otherwise set forth in an Assignment and Acceptance in connection with an assignment from a Liquidity Provider of its obligations hereunder in accordance with the terms of SECTION 6.01, as such amount may be reduced from time to time pursuant to SECTION 2.04.

         "LIQUIDITY PROVIDER COMMITMENT PERCENTAGE" shall mean, on any day and as to any Liquidity Provider, a fraction, the numerator of which is such Liquidity Provider's Liquidity Provider Commitment and the denominator of which is the Aggregate Liquidity Provider Commitment on such day, as such percentage may be modified by assignments made from time to time pursuant to
SECTION 6.01.

         "LIQUIDITY PROVIDERS" shall mean the banks and financial institutions parties hereto from time to time as "Liquidity Providers" hereunder, as their names appear on the signature pages hereto under the heading "Liquidity Providers" or as otherwise set forth in an Assignment and Acceptance in connection with an assignment from a Liquidity Provider of all or a portion of its rights and obligations hereunder in accordance with the terms of SECTION 6.01.

         "MAJORITY OF CERTIFICATE INTERESTS" shall mean holders of Certificate Interests evidencing 51% or more of the aggregate Certificate Interests; PROVIDED that, solely for purposes of this computation,
(i) Liquidity Providers shall be deemed to hold Certificate Interests equal to their respective Liquidity Provider Commitment Percentages of such aggregate Certificate Interests, whether or not they have made the Purchase or funded any Increases, and (ii) CRC's Certificate Interest will be reduced by the amount set forth in clause (i) and also by the amount of any Certificate Interests held by Persons other than Liquidity Providers.

         "OBLIGATIONS" shall mean all obligations of the Seller, or the Servicer to the Trustee, the Trust, the Purchaser, the Liquidity Providers, any Enhancement Provider, the other Indemnified Parties and their respective successors, permitted transferees and assigns, arising under or in connection with the Transaction Documents, howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

         "POOLING AND SERVICING AGREEMENT" shall mean the Pooling and Servicing Agreement, dated as of December 28, 1995, among the Seller, as transferor, the Servicer and the Trustee, as amended, supplemented or otherwise modified from time to time.

         "PURCHASE" shall mean the initial purchase of the Class A Certificates by CRC under the Class A Certificate Purchase Agreement on the Closing Date.

         "PURCHASE DATE" shall mean the date of the Purchase.

         "PURCHASE PRICE" shall mean the price specified in the notice from the Seller (substantially in the form of Exhibit B) delivered pursuant to
SECTION 2.01 on the Closing Date.

         "PURCHASER" shall mean either CRC or the Liquidity Providers, as provided in SECTION 2.01.

         "REGULATION D" shall mean Regulation D of the Board of Governors (or any successor) of the Federal Reserve System, as the same may be amended or supplemented from time to time.

         "REGULATORY CHANGE" shall mean, relative to any Person:

         (a) any change in (or the adoption or commencement of effectiveness of) any

             (i) United States Federal or state law or foreign law applicable to such Person;

             (ii) regulation, interpretation, directive, requirement or request (whether or not having the force of law) applicable to such Person made by (A) any court or government authority charged with the interpretation or administration of any law referred to in clause (a)(i) or (B) any fiscal, monetary or other authority having jurisdiction over such Person; or

            (iii) generally accepted accounting principles or regulatory accounting principles applicable to such Person and affecting the application to such person of any law, regulation, interpretation, directive, requirement or request referred to in clause (a)(i) or (a)(ii) above; or

         (b) any change in the application to such Person of any existing law, regulation, interpretation, directive, requirement, request or accounting principles referred to in clause (a)(i), (a)(ii) or (a)(iii) above, which change has been instigated or communicated by the court, governmental authority or other Person charged with the interpretation and/or application of such existing law, regulation, interpretation, directive, requirement, request or accounting principles.

         "SELLER" shall have the meaning assigned to such term in the preamble hereto.

         "SERIES 1995-1 SUPPLEMENT" shall mean the Amended and Restated Series 1995-1 Supplement dated as of July 31, 1998, among the Seller, the Servicer and the Trustee.

         "SERVICER" shall have the meaning assigned to such term in the Pooling and Servicing Agreement.

         "TERM" shall mean, with respect to each Liquidity Provider Commitment and the Aggregate Liquidity Provider Commitment, the Initial Term and each Extension Term as provided in SECTION 2.08.

         "TRANSACTION DOCUMENTS" shall mean the collective reference to this Agreement, the Series 1995-1 Certificates, the Pooling and Servicing Agreement, the Receivables Purchase Agreements, the Series 1995-1 Supplement, the Certificate of Incorporation and the By-Laws of Nine West Funding and any other agreement or instrument related or delivered pursuant to any of the foregoing documents.

         SECTION 1.02. OTHER DEFINITIONAL PROVISIONS. (a) All capitalized terms not otherwise defined herein are defined in the Series 1995-1 Supplement.

         (b) As used herein and in any certificate or other document made or delivered pursuant hereto, accounting terms not defined in SECTION 1.01 and accounting terms partly defined in SECTION 1.01 to the extent not defined, shall have the respective meanings given to them under generally accepted accounting principles as in effect in the United States from time to time.

         (c) The words "hereof," "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section, subsection, Schedule and Exhibit references are to this Agreement unless otherwise specified.

         (d) Whenever the term "including" (whether this term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) is used in this Agreement in connection with a listing of items without a particular classification, that listing will not be interpreted as a limitation on, or exclusive listing of, the items within that classification.

         (e) In computing periods from a specified date to a later specified date, when precise times of day are not stated, the words "from" and "commencing on" (and the like) mean "from and including," and the words "to," "until" and "ending on" (and the like) mean "to but excluding."

         (f) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms. Each gender-specific term used in this Agreement has a comparable meaning whether used in a masculine, feminine or gender-neutral form.

         (g) For purposes of this Agreement, unless otherwise specifically set forth herein, each reference herein to "CRC" shall be deemed to include any Person (other than a Liquidity Provider) that succeeds to CRC's rights in respect of the Series 1995-1 Certificates held by CRC (whether directly or through the Program Agent) and its obligations hereunder, and "Program Agent" shall be deemed to include any Person (other than a Liquidity Provider) that succeeds to the Program Agent's obligations hereunder.


                              ARTICLE II
               THE SERIES 1995-1 CERTIFICATES; INCREASES

         SECTION 2.01. EXCHANGE OF CERTIFICATES. On and as of the Effective Restatement Date, the Purchaser shall surrender the Class A Certificate to the Trustee, in exchange for a Certificate substantially in the form of Exhibit A to the Series 1995-1 Supplement, duly executed and delivered by the Seller and duly authenticated by the Trustee.

         SECTION 2.02. INCREASES. On the terms and subject to the conditions set forth in this Agreement and the Series 1995-1 Supplement (including, without limitation, the conditions precedent set forth in Article IV hereof):

         (a) The Certificateholder may in its sole discretion (in the case of CRC), and shall (in the case of the Liquidity Providers) from time to time during the period from the Closing Date to the last day of the Revolving Period for the Certificates, upon the request of the Seller, fund Increases, and, upon so funding an Increase, shall acquire Certificate Interests in an amount corresponding to the amount of such Increase.

         (b) During the period specified in clause (a) above, if CRC elects not to fund a requested Increase, and shall assign its Certificate Interests to the Liquidity Providers in accordance with the terms and subject to the conditions of Section 2.06, each Liquidity Provider shall, upon the request of the Seller fund such Increase in an amount equal to its Liquidity Provider Commitment Percentage of the amount of such requested Increase (and, upon funding such Increase, shall acquire Certificate Interests corresponding to the amount of such increase funded by such Liquidity Provider). All Increases funded by the Liquidity Providers shall be at the Assignee Rate and shall be made on a pro rata basis in accordance with the Liquidity Provider Commitments.

         (c) Under no circumstances shall CRC or any Liquidity Provider fund any Increase to the extent that, after giving effect to such Increase and the other Increases to be funded by the other Liquidity Providers concurrently therewith, (i) the Invested Amount would exceed the Purchase Limit or
(ii) with respect to any Liquidity Provider, the funding of such Increase would cause the portion of the Invested Amount relating to such Liquidity Provider's Certificate Interest to exceed an amount equal to its Liquidity Provider Commitment.

         SECTION 2.03. CERTIFICATES. On the Purchase Date, on each date an Increase in the Invested Amount is funded hereunder and on each date the Invested Amount is reduced, a duly authorized officer or employee of the Program Agent shall make appropriate notations in its books and records of the Purchase Price, the amount of such Increase and the amount of such reduction, as applicable. Each of the Servicer and the Seller authorizes each duly authorized officer and employee of the Program Agent to make such notations on the books and records as aforesaid and every such notation made in accordance with the foregoing authority shall be prima facie evidence of the accuracy of the information so recorded and shall be binding on the Seller and the Servicer absent manifest error. All Increases in the Invested Amount shall be subject to reduction in accordance with the provisions of this Agreement and the Series 1995-1 Supplement.

         SECTION 2.04. REDUCTIONS TO THE PURCHASE LIMIT The Seller may, from time to time, upon at least ten Business Days' prior written notice to the Program Agent (with copies to the Servicer and the Trustee), elect to reduce the Purchase Limit by an amount up to the difference between the Purchase Limit at such time and the Invested Amount at such time. Any such reduction shall be permanent and shall reduce the amount of the Liquidity Provider Commitments of the Liquidity Providers hereunder ratably in accordance with the Liquidity Provider Commitment Percentages.

         SECTION 2.05.  PROCEDURES FOR MAKING THE INCREASES.

         (a) NOTICE OF THE PURCHASE AND INCREASES. Each Increase shall occur on a Business Day and shall be made or funded on notice from the Seller (substantially in the form of Exhibit C) to the Program Agent (with copies to the Servicer and the Trustee) received by the Program Agent not later than 12:00 noon (New York City time) on, in the case of the Purchase, the fifth Business Day immediately preceding the Purchase Date or, in the case of an Increase, on the Business Day immediately preceding the date of such increase (with a copy provided to the Trustee); PROVIDED that if the Certificate Rate for the initial Interest Period for the resulting Increase is to be calculated at a rate based on the Adjusted Eurodollar Rate, then such notice must be received not later than 12:00 noon (New York City time) on the third Business Day next preceding the date of such Increase. Each notice shall specify the amount of the Increase (in each case, not to be less than $2,000,000, and increments of $1,000,000 in excess thereof) and the date of the Increase. The Program Agent shall promptly notify the Seller and each Liquidity Provider if CRC elects in its discretion not to make an Increase.

         (b) FUNDING OF THE PURCHASE AND INCREASES. On any date on which an Increase is funded, CRC or the Liquidity Providers, as applicable, shall, upon satisfaction of the applicable conditions set forth in Article IV, deposit to the Program Agent's account, which shall be identified as the "Nine West Master Trust Remittance Account" (Account No. 40687951), established at Citibank, N.A., the amount of the Increase (in the case of CRC) or an amount equal to its Liquidity Provider Commitment Percentage of the Purchase Price or the amount of the Increase (in the case of each Liquidity Provider) in same day funds, and after receipt by the Program Agent of such funds, the Program Agent will deposit the same into the Seller's account, which shall be identified as "Nine West Transferor Account", established at The Bank of New York, the Program Agent to use its best efforts to make such deposit by not later than 2:00 p.m. (New York City time).

         SECTION 2.06. ASSIGNMENTS BY CRC TO LIQUIDITY PROVIDERS. (a) On any date during the Term of the Aggregate Liquidity Provider Commitment (including, without limitation, any date on which CRC has elected in its discretion not to fund an Increase hereunder pursuant to SECTION 2.02), CRC may, in its sole discretion, upon written notice given to the Program Agent, the Servicer and the Trustee and shall, at the request of the Seller (which request shall be made only with the consent of the Program Agent, which consent shall not be unreasonably withheld, conditioned or delayed), assign to the Liquidity Providers (in accordance with their respective Liquidity Provider Commitment Percentages) and the Liquidity Providers shall purchase all of the right and title to and interest in all Certificate Interests which are then owned by CRC. Any such election by CRC or request by the Seller to assign CRC's Certificate Interests to the Liquidity Providers shall be made in writing to the Program Agent on a Business Day no later than 11:00 a.m. (New York City time), and notice of such assignment and purchase shall be given by the Program Agent to the Liquidity Providers no later than 12:00 noon (New York City time) on such Business Day. Prior to 3:00 p.m. (New York City time) on such Business Day, each Liquidity Provider shall pay to the Program Agent, for the account of CRC, consideration (in cash) for the assignment of Certificate Interests then owned by CRC in an amount equal to the lesser of

         (i) the aggregate amount of outstanding Invested Amount plus accrued but unpaid interest thereon, and

         (ii)         FAP x (NRB-Writeoffs)


     Where:

     FAP          =   the Series 1995-1 Floating Allocation Percentage

     NRB          =   the Net Receivables Balance

     Writeoffs    =   the Outstanding Balance of any Defaulted Receivables
                      included in such NRB;

PROVIDED that no Liquidity Provider shall be required to purchase any Certificate Interest to the extent that, after giving effect thereto, its Liquidity Provider Commitment Percentage of the then outstanding Invested Amount would exceed its Liquidity Provider Commitment. For purposes of the foregoing computations, (A) NRB shall be calculated on the date the Series 1995-1 Floating Allocation Percentage was last computed or deemed computed pursuant to the Agreement, (B) Writeoffs shall be computed since the date the Series 1995-1 Floating Allocation Percentage was last computed or deemed computed pursuant to the Agreement, on the date of the most recently delivered Determination Date Certificate, (C) from the date, if any, that FAP became fixed pursuant to Section 4.01(b) of the Agreement, NRB shall only be reduced by Collections on Receivables to the extent such Collections are remitted to the Program Agent and applied to reduce the outstanding amount of the Invested Amount, and (D) notwithstanding anything herein or elsewhere to the contrary, for the purposes of the calculation of "NRB" and "Writeoffs", the Outstanding Balance of "Defaulted Receivables" shall be determined as if the reference to "90 days" in the definition of such term was, instead, a reference to "150 days". If after the date of any assignment by CRC pursuant to this SECTION 2.06, the Program Agent determines that the Determination Date Certificate on which the amount of Writeoffs was based did not reflect the actual amount of Writeoffs as of such date, the Program Agent shall, if necessary, adjust the amount of consideration so paid to CRC for the Certificate Interests purchased by the Liquidity Providers and shall, on behalf of CRC, remit to, or collect from (as the case may be), the Liquidity Providers, any resulting difference (and each Liquidity Provider hereby agrees to make such adjustment, and any related required payment to the Program Agent, promptly upon request therefor by the Program Agent).

         (b) Upon the assignment described in SUBSECTION (a) above, (i) all Certificate Interests previously owned by CRC and so assigned shall become Certificate Interests owned by the Liquidity Providers, (ii) the current Interest Period shall terminate immediately, (iii) the Program Agent will present the Certificates to the Trustee for transfer to the Liquidity Providers and the Trustee shall register new Certificates in the name(s) of the Liquidity Providers (as provided by the Program Agent) and the Program Agent shall make appropriate notations in its books and records of such assignment, (iv) the Invested Amount related to such Certificate Interests shall be assigned a new Interest Period commencing on the date of such assignment and terminating on the date the prior Interest Period would have terminated and the Certificate Rate for which new Interest Period shall be determined in accordance with the "Certificate Rate" definition in the Series 1995-1 Supplement, and (v) the Program Agent shall, to the extent provided under the Series 1995-1 Supplement, pay to CRC on the date of such assignment if such assignment occurs on an Interest Payment Date, or on the next succeeding Interest Payment Date, out of Collections available for such payments as provided in the Series 1995-1 Supplement, (A) to the extent the Program Agent received, for the account of CRC, the amount described in clause
(ii) of SECTION 2.06(a) above, all accrued and unpaid interest with respect to the Invested Amount related to the Certificate Interests so assigned and (B) any Breakage Costs.

         (c) The assignment of Certificate Interests and the Certificates from CRC to the Liquidity Providers pursuant to this SECTION 2.06 shall be without recourse or warranty, express or implied, except that such Certificate Interests and the Certificates are free and clear of adverse claims created by or arising as a result of claims against the Program Agent or CRC. Nothing in this SECTION 2.06 shall be deemed to limit any rights of CRC under any other provisions of this Agreement to assign its right, title to and interest in and to any portion of the Certificate Interests or the Certificates owned by it.

         (d) The Program Agent shall promptly notify the Servicer and Nine West Funding of any assignment described in subsection (a) of this SECTION 2.06.

         SECTION 2.07 DEFAULTING LIQUIDITY PROVIDER. In the event any Liquidity Provider is required to make an Increase under SECTION 2.02(b), or a purchase of a ratable portion of all Certificate Interests then owned by CRC under SECTION 2.06(a) (a "CRC CERTIFICATE PURCHASE") and such Liquidity Provider (the "DEFAULTING LIQUIDITY PROVIDER") fails, for any reason, to make available to the Program Agent its Liquidity Provider Commitment Percentage of the amount of such Increase or such CRC Certificate Purchase, then, in addition and without prejudice to any other rights that Nine West Funding may have as a result of such Defaulting Liquidity Provider's failure to provide such funds, and solely for the purposes of determining the remaining Liquidity Providers' funding obligations with respect to such requested Increase or such CRC Certificate Purchase, as applicable, the Liquidity Provider Commitment Percentage of the Defaulting Liquidity Provider shall be zero with respect to such Increase or such CRC Certificate Purchase, and

         (a) if the Program Agent has not made available to Nine West
     Funding the amount of such Increase or such CRC Certificate Purchase which the Defaulting Liquidity Provider was required to provide, then the Liquidity Provider Commitment Percentages of each of the other Liquidity Providers shall be proportionately increased so that such Liquidity Provider Commitment Percentages aggregate to 100%; and

         (b) if the Program Agent has made available to Nine West Funding or CRC (as applicable) the amount of such Increase or such CRC Certificate Purchase which the Defaulting Liquidity Provider was required to provide, unless and until the amount of such Increase or such CRC Certificate Purchase (along with any interest accrued thereon in accordance with the Series 1995-1 Supplement) is reimbursed to the Program Agent by Nine West Funding, the Trustee or the Defaulting Liquidity Provider, the Program Agent shall be a "Liquidity Provider" hereunder for all purposes relevant to such Increase or such CRC Certificate Purchase and the related Certificate Interest with respect to such Increase or such CRC Certificate Purchase and, notwithstanding anything herein to the contrary, the Program Agent shall be deemed to have a Certificate Interest equal to that of the Defaulting Liquidity Provider (determined without giving effect to this SECTION 2.07) and the Defaulting Liquidity Provider's Certificate Interest shall be reduced to zero until such time as the Program Agent is reimbursed by the Defaulting Liquidity Provider.

Notwithstanding anything in the foregoing, in SECTIONS 2.02, 2.05 or 2.06 or elsewhere in this Agreement to the contrary, the Program Agent shall have no commitment whatsoever to make, pursuant to SECTION 2.07(b), any Increase or CRC Certificate Purchase and no Liquidity Provider shall have any obligation to make available the amount of any Increase or CRC Certificate Purchase to the Program Agent in connection with any Increase or CRC Certificate Purchase pursuant to this SECTION 2.07 in an amount of funds which, when taken together with the amount of the Invested Amount represented by the Certificate Interests then held by such Liquidity Provider, would exceed an amount equal to its Liquidity Provider Commitment Percentage (without giving effect to the adjustments provided for under this SECTION 2.07) of the Purchase Limit.

         SECTION 2.08.  TERM.  (a) The Initial Term of each Liquidity
Provider Commitment hereunder shall be for a period commencing on the later to occur of (i) the date such Liquidity Provider enters into this Agreement and
(ii) the Effective Restatement Date and ending on July 30, 1999. Prior to the expiration of the Initial Term or any Extension Term, the Program Agent may request an extension of such Term (such extended period being an "EXTENSION TERM") and each Liquidity Provider may, in its sole and absolute discretion, extend its Liquidity Provider Commitment by delivering to the Program Agent a written notice of such Liquidity Provider's commitment to extend, PROVIDED, HOWEVER, that any such extension shall be ineffective if an Early Amortization Event has occurred and is continuing at the time of the proposed commencement of such Extension Term. Failure of a Liquidity Provider to deliver a notice of such Liquidity Provider's intent to grant an Extension Term shall be deemed to be an election by such Liquidity Provider not to grant an Extension Term. If less than all of the Liquidity Providers have elected to grant an Extension Term and the Program Agent has been unable to replace any Liquidity Provider which has declined to grant an Extension Term, such request for an Extension Term shall be withdrawn and the Program Agent will so notify the Liquidity Providers prior to the day on which the Term expires.

         SECTION 2.09 USE OF PROCEEDS. The Seller agrees to use the proceeds received from the funding of the Purchase and each Increase for purposes permitted by its certificate of incorporation which are not otherwise expressly prohibited pursuant to the terms of the Transaction Documents.


                              ARTICLE III
                  FEES, INTEREST AND YIELD PROTECTION

         SECTION 3.01. FEES. The Seller shall pay to the Program Agent such fee for its own account and for the account of CRC and the Liquidity Providers in such amounts and at such times as set forth in Fee Letter).

         SECTION 3.02. INTEREST. Yield shall accrue with respect to the Invested Amount as provided in the definition of "Debt Service Amount" in the Series 1995-1 Supplement and shall be payable as provided in the Series 1995-1 Supplement.

         SECTION 3.03. YIELD PROTECTION; INCREASED COSTS. (a) If (i) compliance by any Liquidity Provider with Regulation D or any other guideline or request from any central bank or other Governmental Authority (whether or not having the force of law) or (ii) any Regulatory Change occurring, in each case, after the date hereof

         (A) shall subject CRC or any Liquidity Provider (each, an "Affected Person") to any tax, duty or other charge with respect to any Certificate Interest owned, or the Purchase, any Increase or any CRC Certificate Purchase funded, by it, or any obligations or right to fund Increases or to provide funding therefor, or shall change the basis of taxation of payments to an Affected Person of any Certificate Interest or Debt Service Amount owned by, owed to or funded by it or any other amounts due under this Agreement or any other Transaction Document in respect of any Certificate Interest owned by or funded by it or its obligations or rights, if any, to fund any Increases or any CRC Certificate Purchase or to provide funding therefor (except for changes in the rate of tax on the overall net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the gross receipts or gross income of, such an Affected Person imposed by the United States of America, by the jurisdiction in which such an Affected Person's principal executive office or the relevant funding branch is located or in which it is otherwise doing business and, if such Affected Person's principal executive office is not in the United States of America, by the jurisdiction where such Affected Person's principal office in the United States is located, or any political subdivision of any such foreign jurisdictions); or

         (B) shall impose, modify or deem applicable any reserve (including, without limitation, any reserve imposed by the Federal Reserve Board, but excluding any reserve included in the determination of the Adjusted Eurodollar Rate), special deposit or similar requirement against assets of any Affected Person, deposits or obligations with or for the account of any affiliate (or entity deemed by the Federal Reserve Board to be an affiliate) of any Affected Person, or credit extended by any Affected Person; or

         (C) shall change the amount of capital maintained or required or requested or directed to be maintained by any Affected Person; or

         (D) shall impose any other condition affecting any Certificate Interest owned or funded by any Affected Person, or its obligations or rights, if any, to make any Increases or any CRC Certificate Purchase, or to provide funding therefor;

and the result of any of the foregoing is or would be

         (x) to increase the cost to or impose a cost on an Affected Person funding or making or maintaining the Purchase or any Increase or other extensions of credit under this Agreement, or any commitment of such Affected Person with respect to any of the foregoing (after taking into account amounts included in the calculation of the Adjusted Eurodollar
     Rate), or

         (y) to reduce the amount of any sum received or receivable by a Affected Person under this Agreement or any other Transaction Document with respect thereto, or

         (z) in the sole determination of an Affected Person, to reduce the rate of return on the capital of such Affected Person as a consequence of its obligations hereunder or arising in connection herewith to a level below that which such Affected Person could otherwise have achieved, then within ten days after demand by such Affected Person to Nine West Funding and the Program Agent (which demand shall be accompanied by a statement addressed to Nine West Funding setting forth the basis of such demand), such Affected Person shall be entitled to payment for such additional amount or amounts as will compensate such Affected Person for such additional or increased cost or such reduction pursuant to the terms of the Series 1995-1 Supplement.

         (b) Each Affected Person will promptly notify Nine West Funding and the Program Agent of any event of which it has knowledge which is reasonably likely to entitle such Affected Person to compensation pursuant to this
SECTION 3.03; PROVIDED, HOWEVER, no failure to give or delay in giving such notification shall adversely affect the rights of any Affected Person to such compensation.

         (c) In determining any amount provided for or referred to in this
SECTION 3.03, an Affected Person may use any reasonable averaging and attribution methods that it (in its sole discretion) shall in good faith deem applicable. Any Affected Person when making a claim under this SECTION 3.03 shall submit to Nine West Funding a statement as to such increased cost or reduced return (including calculation thereof in reasonable detail), which statement shall, in the absence of manifest error, be conclusive and binding upon Nine West Funding.

         (d) Notwithstanding anything in this Section 3.03 to the contrary, the Seller shall not be required to make a payment in respect of any of the above-described increased or imposed costs, reductions in amounts received or receivable or reductions in the rate of return (as the case may be), which are paid, incurred or otherwise suffered to exist by the relevant Affected Person more than 180 days prior to the date of submission to the Seller of the demand accompanied by a statement as described above in clause (a).


         SECTION 3.04. TAXES. (a) Any and all payments and deposits required to be made hereunder or under any other Transaction Document by the Seller or the Trustee to or for the benefit of any Affected Person shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding taxes imposed on, or measured by reference to, the net income of, franchise taxes imposed on, and taxes (other than withholding taxes) imposed on the receipts or gross receipts that are imposed on such Affected Person by any of (i) the United States or any State thereof, (ii) the jurisdiction under the laws of which such Affected Person is organized or in which it is otherwise doing business or (iii) any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities being hereinafter referred to as "Taxes"). If the Seller or the Trustee shall be required by law to deduct any Taxes from or in respect of any sum required to be paid or deposited hereunder or under any instrument delivered hereunder to or for the benefit of an Affected Person (A) such sum shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums required to be paid or deposited under this SECTION 3.04) the amount received by such Affected Person, or otherwise deposited hereunder or under such instrument, shall be equal to the sum which would have been so received or deposited had no such deductions been made, (B) the Seller or the Trustee (as appropriate) shall make such deductions and (C) the Seller or the Trustee (as appropriate) shall pay the full amount of such deductions to the relevant taxation authority or other authority in accordance with applicable law. Notwithstanding the foregoing, the obligations of the Trustee under this
SECTION 3.04(a) shall be payable only out of the Trust Assets.

         (b) The Seller shall indemnify each Affected Person for the full amount of Taxes (including, without limitation, any Taxes imposed by any jurisdiction on amounts payable under this SECTION 3.04) paid by such Affected Person and any liability (including penalties, interest and expenses) arising therefrom or required to be paid with respect thereto. Each Affected Person shall promptly notify the Seller of any payment of Taxes made by it and, if practicable, any request, demand or notice received in respect thereof prior to such payment. Each Affected Person shall be entitled to payment of this indemnification within ten days from the date such Affected Person makes written demand therefor to the Program Agent and the Seller. A certificate as to the amount of such indemnification submitted to the Seller and the Program Agent by an Affected Person setting forth the calculation thereof, shall (absent manifest error) be conclusive and binding for all purposes.

         (c) Within 30 days after the date of any payment of Taxes, the Seller or the Trustee (as the case may be) will furnish to the Program Agent the original or a certified copy of a receipt evidencing payment thereof.

             Each Affected Person that is organized under the laws of a jurisdiction other than the United States or a state thereof hereby agrees to complete, execute and deliver to the Trustee from time to time prior to the first Distribution Date on which such Affected Person will be entitled to receive distributions pursuant to the Series 1995-1 Supplement and this Agreement, Internal Revenue Service Form 4224 (or any successor form) or such other forms or certificates as may be required under the laws of any applicable jurisdiction in order to permit the Seller or the Trustee to make payments to, and deposit funds to or for the account of, such Affected Person hereunder and under the other Transaction Documents without any deduction or withholding for or on account of any tax or with such withholding or deduction at a reduced rate.

         (e) Notwithstanding anything in the foregoing to the contrary, the Seller shall not be required to make any compensatory payment under this
SECTION 3.04 with respect to any Taxes imposed by any jurisdiction, or any liability arising therefrom, paid or otherwise incurred by an Affected Person, occurring more than one year prior to the submission to the Seller of the demand and certificate described in CLAUSE (b) above.

         SECTION 3.05. SHARING OF PAYMENTS. If any Affected Person shall obtain any payment or other recovery (whether voluntary, involuntary, by application of set-off or otherwise) on account of any Obligation (other than pursuant to SECTION 3.03 or SECTION 3.04 of this Agreement) which is in excess of its PRO RATA share of the sum of payments then or theretofore obtained by the Affected Person, such Affected Person shall purchase from the other Affected Persons, such participation in Obligations held by them as shall be necessary to cause such purchaser to share the excess payment or other recovery ratably with each of them; PROVIDED, HOWEVER, that if all or any portion of the excess payment or other recovery is thereafter recovered from such purchasing Affected Person, the purchase of such participation shall be rescinded and the seller of such participation shall repay to such purchaser the purchase price of such participation to the ratable extent of such recovery together with an amount equal to such Affected Person's ratable share (according to the proportion of the amount of such seller's required repayment to such purchaser to the total amount so recovered from such purchaser) of any interest or other amount payable by such purchaser in respect of the total amount so recovered.


                              ARTICLE IV
       CONDITIONS PRECEDENT TO THE RESTATEMENT AND ALL INCREASES

         SECTION 4.01. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AGREEMENT. The Class A Certificate Purchase Agreement shall be amended and restated, in its entirety, effective upon the occurrence of each of the following:

         (a) receipt by the Trustee and the Program Agent of counterpart signature copies of this Agreement, duly executed by each of the parties hereto; and

         (b) the occurrence of the Effective Restatement Date.

         SECTION 4.02. CONDITIONS PRECEDENT TO EACH INCREASE. (a) The making of each Increase is subject to the following conditions precedent:

         (i) the Purchaser shall have received a certificate substantially in the form of EXHIBIT D hereto, dated the date of such Increase of the Chairman of the Board, the President, the Executive Vice President, any Vice President, the Treasurer, any Assistant Treasurer, the principal financial officer or the principal accounting officer of each of the Seller and the Servicer in which such officer shall state that:

             (A) no Termination Event (as defined in the Receivables Purchase Agreement), Early Amortization Event or Servicer Default, and no event that (a) if notice of such event were given or (b) after a specified amount of time had elapsed would become a Termination Event, Early Amortization Event or Servicer Default, has occurred and is continuing;

             (B)  the Revolving Period has not ended and no Early
         Amortization Period has occurred and is continuing;

             (C) all representations and warranties made by the Seller or by the Servicer, as applicable, in any of the Series 1995-1 Supplement, the Receivables Purchase Agreement and the Pooling and Servicing Agreement are true and correct in all material respects, as if repeated on such date with respect to the facts and circumstances then existing;

             (D) each of the Pooling and Servicing Agreement, the Series 1995-1 Supplement, the Receivables Purchase Agreement and the Footwear Receivables Purchase Agreement is in full force and effect;

             (E) after making the Purchase (or, for the purposes of SECTION 4.02, funding each Increase), the Invested Amount shall not exceed the Purchase Limit; and

             (F) after making the Purchase (or, for the purposes of SECTION 4.02, funding each Increase), the Net Receivables Balance equals or exceeds the Required Net Receivables Balance;

         (ii) the Program Agent shall have received by 12:00 noon (New York City time), on the date of such Increase, the Daily Report which shall be prepared on a pro forma basis and shall show that the Seller is in compliance with all Transaction Documents (after giving effect to such Increase); and

         (iii) Nine West (or the Seller on behalf of Nine West in the certificate described in clause (i) above) shall certify that it has a long-term senior unsecured debt rating of higher than "B-" from either S&P or Moody's or, if Nine West is not then rated by either of S&P or Moody's, Nine West shall have a long term senior unsecured debt rating of at least "B-", based upon the internal debt rating model of Citibank, N.A.

         (b) If CRC is the Purchaser, the funding of any Increase is subject to the additional conditions precedent that (i) the Program Agent shall not have given notice to the Seller that CRC will not fund an Increase, and (ii) an Aggregate Liquidity Provider Commitment which is equal to or greater than the Purchase Limit is then in full force and effect.

         (c) If an Increase is to be funded by the Liquidity Providers, the funding of such Increase is subject to the additional condition precedent that CRC shall have made the assignment contemplated in SECTION 2.06(a) of all Certificate Interests it then holds.

                               ARTICLE V
                           THE PROGRAM AGENT

         SECTION 5.01. AUTHORIZATION AND ACTION OF THE PROGRAM AGENT. CRC and each Liquidity Provider hereby appoints and authorizes the Program Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Transaction Documents as are delegated to the Program Agent by the terms hereof and thereof, together with such powers as are reasonably incidental thereto (including, without limitation, the right to agree, for and on behalf of the Liquidity Providers, to amendments, modifications and waivers of the provisions of this Agreement and/or the other Transaction Documents pursuant to SECTION 5.04 hereof).

         SECTION 5.02. THE PROGRAM AGENT'S RELIANCE, ETC. Neither the Program Agent nor any of its directors, officers, agents or employees shall be liable to CRC or any Liquidity Provider for any action taken or omitted to be taken by it or the Program Agent under or in connection with the Transaction Documents, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, the Program Agent (a) may consult with independent legal counsel (including counsel for the Trust, the Seller or the Servicer), independent certified public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts, (b) makes no representation or warranty to CRC, any Liquidity Provider or any such other holder of any interest in the Trust Assets and shall not be responsible to CRC, any Liquidity Provider or any other holder for any statements, representations or warranties made in or in connection with this Agreement or any of the other Transaction Documents, (c) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of the Transaction Documents on the part of the Trust, the Seller or the Servicer or to inspect the property (including the books and records) of the Trust, the Seller or the Servicer, (d) shall not be responsible to CRC, any Liquidity Provider or any other holder of any interest in Trust Assets for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of any Transaction Document (except for the execution by the Program Agent of, and legality, validity and enforceability against the Program Agent of its obligations under, the Transaction Documents to which the Program Agent is a party), and
(e) shall incur no liability under or in respect of the Transaction Documents by acting upon any notice (including notice by telephone), consent, certificate or other instrument or writing (which may be by facsimile or telex believed by it to be genuine and signed or sent by the proper party or parties; except in each case for gross negligence or wilful misconduct on the part of the Program Agent.

         SECTION 5.03. THE PROGRAM AGENT AND AFFILIATES. Citicorp North America, Inc. and its Affiliates (including Citibank, N.A.) may generally engage in any kind of business with the Seller or the Servicer or any Obligor, any of their respective Affiliates and any Person who may do business with or own securities of the Servicer or any Obligor or any of their respective Affiliates, all as if Citicorp North America, Inc. were not the Program Agent and without any duty to account therefor to CRC, any Liquidity Provider or any other holder of an interest in Trust Assets.

         SECTION 5.04.  AMENDMENTS, WAIVERS AND CONSENTS.  CRC and the
Program Agent each reserves the right, in its sole discretion (subject to the next following sentence), to exercise any rights and remedies available to the Purchaser or the Program Agent under the Transaction Documents or pursuant to applicable law, and also to agree to any amendment, modification or waiver of any Transaction Document, to the extent such Transaction Document provides for, or requires, the Purchaser's or the Program Agent's agreement, modification or waiver. Notwithstanding the foregoing, each of CRC and the Program Agent agrees (x) that if CRC is the Series 1995-1 Certificateholder, it shall not agree to any such material amendment, modification or waiver prior to its receipt from each rating agency then rating CRC's commercial paper, if any, of a confirmation that such rating agency will not modify the rating then assigned to such commercial paper as a result of such amendment, modification or waiver, and (y) for the benefit of the Liquidity Providers that it shall not, subject to the terms of the Transaction Documents:

         (a) without the prior written consent of each of the Liquidity
Providers,

         (i) reduce in any manner the amount of, or delay the timing of, distributions to be made to any Series 1995-1 Certificateholder or deposits of amounts to be so distributed, or

         (ii) reduce any fees payable to the Program Agent or CRC which relate to payments to Liquidity Providers or delay the dates on which such fees are payable, or

         (iii) modify any provision relating to the Series 1995-1 Loss and Dilution Reserve, the Series 1995-1 Yield/Fee Reserve or extend the Revolving Period, or

         (iv) amend or waive any Event of Termination or Early Amortization Event under any Transaction Document relating to the bankruptcy of the Seller, the Servicer or Nine West, or

         (v) amend or waive any provision of CLAUSE (ii) of SECTION 2.02(c) of this Agreement, or

         (b) without the prior written consent of the Majority of Certificate Interests,

         (i) amend, modify or waive any provision of any Transaction Document which would impair any rights expressly granted to an assignee or participant, or

         (ii) change the definitions of Defaulted Receivable, Default Ratio, Eligible Receivable, Loss to Liquidation Ratio, Net Receivables Balance, Required Net Receivables Balance, Dilution Ratio or Concentration Limit, or

         (iii) amend any Series 1995-1 Early Amortization Event to increase the maximum permitted Default Ratio, Dilution Ratio or Loss to Liquidation Ratio, or

         (iv) waive violations of the maximum permitted levels for the Default Ratio, Dilution Ratio or Loss to Liquidation Ratio which violations occur for more than two consecutive Accounting Periods or by more than 10% of such permitted levels for any time.

         SECTION 5.05. INTERNAL REPORTING REQUIREMENT OF THE PROGRAM AGENT. Citicorp North America, Inc., in its capacity as Program Agent, agrees that, in respect of the internal debt rating model of Citibank, N.A., it shall:

         (a) at any time that Nine West does not have a long term senior unsecured debt rating from either of S&P or Moody's, use its reasonable efforts to cause Citibank, N.A. to update its internal debt rating of Nine West no less frequently than once every calendar year; and

         (b) upon the Seller's request from time to time, at such intervals as shall be reasonable, notify the Seller of such internal debt rating of Nine West.


                              ARTICLE VI
                              ASSIGNMENTS

         SECTION 6.01. ASSIGNMENT. At any time and from time to time, CRC or any Liquidity Provider may assign all or any portion of its right, title and interest hereunder, all or any portion of its obligations hereunder and all or any portion of its Certificate Interest, in accordance with the provisions of Section 6.03 of the Pooling and Servicing Agreement and Section
7.06 of the Series 1995-1 Supplement, and in the case of any such assignment by a Liquidity Provider, the assignor and assignee thereof shall evidence such assignment by executing and delivering an Assignment and Acceptance. Notwithstanding anything herein, in the Pooling and Servicing Agreement or in the Series 1995-1 Supplement to the contrary, any such assignment by CRC or a Liquidity Provider of less than all of its right, title and interest hereunder and its obligations hereunder (including, without limitation, its respective Liquidity Provider Commitment, in the case of a Liquidity Provider), and its Certificate Interest, shall constitute an assignment corresponding to a pro-rata portion of the Purchase Limit (and the Aggregate Liquidity Provider Commitment, in the case of a Liquidity Provider) of no less than $5,000,000.

         SECTION 6.02. RIGHTS OF ASSIGNEE. Upon any assignment in accordance with this Article VI, (a) the assignee receiving such assignment shall have all of the rights of such assignor hereunder with respect to the Certificate or Certificate Interest (or portion thereof) or rights associated therewith being assigned and (b) all references to such assignor in the Transaction Documents shall be deemed to apply to such assignee to the extent of its interest in the related Collections.

         SECTION 6.03. NOTICE OF ASSIGNMENT. Each assignor shall provide notice to the Seller, the Program Agent and the Trustee of any assignment of any Certificate or Certificate Interest (or portion thereof) or rights or obligations associated therewith by such assignor to any assignee.


                              ARTICLE VII
                             PARTICIPATION

         SECTION 7.01. PARTICIPATION. Each Liquidity Provider may sell a participation to one or more banks or other entities in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Liquidity Provider Commitment and the Certificate Interests owned by it); PROVIDED, HOWEVER, that (i) such Liquidity Provider's obligations under this Agreement (including, without limitation, its Liquidity Provider Commitment) shall remain unchanged and (ii) such Liquidity Provider shall remain solely responsible to the other parties hereto for the performance of such obligations. The Seller, the Program Agent and the other Liquidity Providers shall continue to deal solely and directly with such Liquidity Provider in connection with such Liquidity Provider's rights and obligations under this Agreement.


                             ARTICLE VIII
                             MISCELLANEOUS

         SECTION 8.01. AMENDMENTS, ETC. Subject to SECTION 5.04, no amendment of any provision of this Agreement shall in any event be effective unless the same shall be in writing and signed by the parties hereto. Any waiver or consent shall be effective only if signed by the party waiving any right, in the specific instance and for the specific purpose for which given.

         SECTION 8.02. NOTICES, ETC. All notices and other communications provided for hereunder shall, unless otherwise stated herein, be in writing (including telex and facsimile communication) and shall be personally delivered or sent by certified mail, postage prepaid, or overnight courier or facsimile, to the intended party at the address or facsimile number of such party set forth under its name on the signature pages hereof or at such other address or facsimile number as shall be designated by such party in a written notice to the other parties hereto. All such notices and communications shall be effective (a) if personally delivered, when received, (b) if sent by certified mail, four Business Days after having been deposited in the mail, postage prepaid, (c) if sent by overnight courier, two Business Days after having been given to such courier, unless sooner received by the addressee and
(d) if transmitted by facsimile, when sent, upon receipt confirmed by telephone or electronic means, except that notices and communications pursuant to Article III shall not be effective until received. Notices and communications sent hereunder on a day that is not a Business Day shall be deemed to have been sent on the following Business Day. Promptly upon the exercise by CRC or any Liquidity Provider of such right of set-off, such person shall give written notice to the Seller.

         SECTION 8.03. NO WAIVER; REMEDIES. No failure on the part of the Program Agent, any Liquidity Provider, any Indemnified Party, CRC or any other holder of any Certificate Interest to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law. Without limiting the foregoing, the Program Agent and each Liquidity Provider is hereby authorized by the Seller at any time and from time to time, to the fullest extent permitted by law, to set-off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Program Agent and each Liquidity Provider to or for the credit or the account of the Seller, now or hereafter existing under this Agreement, to the Program Agent, any Liquidity Provider, any Indemnified Party or CRC, or their respective successors and assigns; PROVIDED, HOWEVER, that no such Person shall exercise any such right of set-off without the prior written consent of the Program Agent. Each set-off by CRC or any Liquidity Provider under this SECTION 8.03 against the Invested Amount shall reduce the Invested Amount accordingly. Each of CRC, the Program Agent, each Indemnified Party and each Liquidity Provider shall provide the Seller with prompt written notice of the exercise by such Person of any of its rights of set-off hereunder (provided, however, that no failure to give or delay in giving such notification shall adversely affect the set-off rights of any such Person, whether arising under this Section 8.03 or otherwise).

         SECTION 8.04. BINDING EFFECT; SURVIVAL. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, and the provisions of SECTION 3.02 shall inure to the benefit of the Liquidity Providers and their respective successors and assigns; PROVIDED, HOWEVER, that nothing in the foregoing shall be deemed to authorize any assignment not permitted by SECTION 6.01. This Agreement shall create and constitute the continuing obligation of the parties hereto in accordance with its terms, and shall remain in full force and effect until one year and one day after the earlier of the date on which all Obligations are paid in full or the Trust shall terminate in accordance with the Pooling and Servicing Agreement. The provisions of SECTION 3.03 and
SECTION 3.04 shall be continuing and shall survive any termination of this Agreement.

         SECTION 8.05.  NO PROCEEDINGS.

         (a) Each of CRC, the Seller (on its own behalf and on behalf of its Affiliates), the Trustee, Citicorp North America, Inc., individually and as Program Agent, and each Liquidity Provider (each, a "RESTRICTED PERSON") hereby agrees that it will not institute against CRC, or join any other Person in instituting against CRC, any insolvency proceeding (namely, any proceeding of the type referred to in the definition of "INSOLVENCY EVENT") so long as any CP Notes issued by CRC shall be outstanding or there shall not have elapsed one year plus one day since the last day on which any such CP Notes shall have been outstanding.

     (b) Each Restricted Person hereby agrees that it will not institute against the Trust or the Seller, or join any other Person in instituting against the Trust or the Seller, any insolvency proceeding of the type described in CLAUSE (a) above, prior to the date which is one year and one day after the termination of the Pooling and Servicing Agreement with respect to the Trust.

     (c) Nothing in either of the foregoing CLAUSES (a) or (b) shall limit the right of any Restricted Person to file any claim in or otherwise take any action with respect to any insolvency proceeding of the type described in CLAUSE (a) above that was instituted against CRC, the Trust or the Seller by any Person other than such Restricted Person.

         SECTION 8.06. CAPTIONS AND CROSS REFERENCES. The various captions (including, without limitation, the table of contents) in this Agreement are provided solely for convenience of reference and shall not affect the meaning or interpretation of any provision of this Agreement.

         SECTION 8.07. INTEGRATION. This Agreement, together with the other Transaction Documents, contains a final and complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and, together with all the other Transaction Documents, shall constitute the entire agreement among the parties hereto with respect to the subject matter hereof, superseding all prior oral or written understandings.

         SECTION 8.08. GOVERNING LAW. THIS AGREEMENT, INCLUDING THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK.

         SECTION 8.09. SUBMISSION TO JURISDICTION. Each of the parties hereto hereby irrevocably and unconditionally submits to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, and each of the parties hereto hereby irrevocably and unconditionally (i) agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, such federal court and (ii) waives the defense of an inconvenient forum. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

         SECTION 8.10. CONSENT TO SERVICE OF PROCESS. Each party to this Agreement irrevocably consents to service of process by personal delivery, certified mail, postage prepaid or overnight courier. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

         SECTION 8.11. WAIVER OF JURY TRIAL. EACH PARTY HERETO WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER OR RELATING TO THIS AGREEMENT, ANY OTHER TRANSACTION DOCUMENT, OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN), ACTIONS OF ANY OF THE PARTIES HERETO AND THE LIQUIDITY PROVIDER OR ANY OTHER RELATIONSHIP EXISTING IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER TRANSACTION DOCUMENT, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

         SECTION 8.12. EXECUTION IN COUNTERPARTS. This Agreement may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. By acknowledging and agreeing to this Agreement, the Servicer represents that it is instructing the Trustee to execute this Agreement on behalf of the Trust.

         SECTION 8.13. REMOVAL AND REPLACEMENT OF LIQUIDITY PROVIDERS. (a) The Program Agent shall have the right, in its sole discretion, to terminate the rights and obligations of a Liquidity Provider to fund Increases in the event that the unsecured, unsubordinated indebtedness of such Liquidity Provider is withdrawn or downgraded below the applicable rating described in the definition of "Eligible Assignee" in the Series 1995-1 Supplement. Such termination shall be effective upon written notice to such effect delivered by the Program Agent to such Liquidity Provider and the Seller, whereupon the Term of such Liquidity Provider's Commitment shall be deemed to have terminated. Upon such termination, the Liquidity Provider shall cease to have any rights or obligations with respect to future Increases under this Agreement but shall continue to have the rights and obligations of a Liquidity Provider with respect to any Increases funded by it under this Agreement prior to such termination (until such time as such Liquidity Provider's Commitment is assigned to an Eligible Assignee pursuant to an Assignment and Acceptance duly executed by such Liquidity Provider and such Eligible Assignee).

         (b)  In the event that any Liquidity Provider (a "Specified
Liquidity Provider") (i) shall have notified the Program Agent or the Seller (and shall not have retracted such notification) that such Specified Liquidity Provider's compliance with any of its obligations hereunder would be unlawful,
(ii) fails to fund any of its obligations hereunder upon request, or (iii) makes a demand on the Seller for payment pursuant to Section 3.03 or Section
3.04 hereof, then the Seller shall have the right, upon notice to the Program Agent, to require the Program Agent to use its best efforts to identify an Eligible Assignee to which such Specified Liquidity Provider's rights and obligations hereunder, and under the Certificate, may be assigned, and promptly upon receipt of such notice, the Program Agent shall use its best efforts to identify such an Eligible Assignee. Upon the Seller's acceptance of any Eligible Assignee so identified (or upon identification by the Seller of such an Eligible Assignee) the Seller may require a Specified Liquidity Provider, and such Specified Liquidity Provider hereby agrees, to transfer and assign, pursuant to an Assignment and Acceptance duly executed by such Specified Liquidity Provider and such Eligible Assignee, all the interests, rights and obligations of such Specified Liquidity Provider hereunder, under the Series 1995-1 Supplement, under the Agreement and under the Certificate, to such Eligible Assignee, PROVIDED, HOWEVER, that (w) no such assignment shall conflict with any law, rule, regulation or order of any Governmental Authority, (x) such assignment shall be without recourse, representation and warranty (other than as a result of such Specified Liquidity Provider's failure to transfer such interests free and clear of any Lien created or suffered to exist by such Specified Liquidity Provider) and shall be on terms and conditions reasonably satisfactory to such replaced Specified Liquidity Provider and such replacement Eligible Assignee, (y) the purchase price paid by such replacement Eligible Assignee shall be an amount equal to the amount of the portion of the Invested Amount relating to such Specified Liquidity Provider's Certificate Interest, and (z) the Seller or such Eligible Assignee as the case may be, shall pay to such Specified Liquidity Provider in same day funds on the date of such assignment an amount equal to sum of the portion of the Invested Amount relating to such Specified Liquidity Provider's Certificate Interest and the Debt Service Amount accrued thereon to the date of such payment, and all other amounts accrued for such Specified Liquidity Provider's account or owed to it hereunder, including those amounts owed pursuant to Section 3.03 or Section 3.04 hereof.

         SECTION 8.14. REIMBURSEMENT OF PROGRAM AGENT. Each Liquidity Provider will on demand reimburse the Program Agent its Liquidity Provider Commitment Percentage of any and all reasonable costs and expenses (including, without limitation, reasonable fees and disbursements of counsel) which may be incurred in connection with collecting amounts owed with respect to any Certificate in which such Liquidity Provider purchases Certificate Interests for which the Program Agent is not promptly reimbursed by the Seller or otherwise. Should the Program Agent later be reimbursed by the Seller or CRC for any such amount, the Program Agent shall immediately pay to each Liquidity Provider its Liquidity Provider Commitment Percentage of such amount.

         SECTION 8.15. LIMITED RECOURSE. Each of the Trustee, CRC, Citicorp North America, Inc., individually or as the Program Agent, and the Liquidity Providers hereby agrees that its only recourse for the repayment of any Obligations owing to such Person by the Seller will be to the extent of the Seller's assets. Each of the Trustee, CRC, Citicorp North America, Inc., individually or as the Program Agent, the Liquidity Providers and the other Indemnified Parties hereby agrees that it will not otherwise take or pursue any judicial or other steps or proceedings, or exercise any other right or remedy that it might otherwise have against the Seller for the repayment of any Obligations owing to any such Person and that the Seller shall not be otherwise liable for such Obligations or amounts.

         SECTION 8.16.  EFFECT ON CLASS A CERTIFICATE PURCHASE AGREEMENT.
Each of the parties hereto ratifies the Purchase, Invested Amount, Increases, payments, representations, warranties, covenants and indemnities made by, to, in favor of, or otherwise on behalf of, such party under the Original Class A Certificate Purchase Agreement and agrees that such agreement is, as of the date hereof and until the Effective Restatement Date has occurred, in full force and effect. From and after the Effective Restatement Date, (i) the terms and provisions of this Agreement shall amend and supersede the terms and provisions of the Original Class A Certificate Purchase Agreement in their entirety and the continuing rights, remedies and obligations of the parties with respect to any such Purchase, Invested Amount, Increases, payments, representations, warranties, covenants and indemnities under the Original Class A Certificate Purchase Agreement shall be governed by the terms and provisions of this Agreement to the same extent as if such Purchase, Invested Amount, Increases, payments, representations, warranties, covenants and indemnities had been made under this Agreement, (ii) all references in any of the other Transaction Documents to the Original Class A Certificate Purchase Agreement shall mean and be a reference to the Original Class A Certificate Purchase Agreement as the same is amended and restated hereby, and (iii) each reference to the "Purchase", "Class A Invested Amount", "Increase" and "Class A Certificates" in the Original Class A Certificate Purchase Agreement, or in any other Transaction Document, shall mean and be a reference to the Purchase, Invested Amount, Increase and Certificate hereunder (as the case may be). It is expressly understood and agreed that the execution and delivery of this Agreement is not intended to be, and shall not be construed as, a novation of the Original Class A Certificate Purchase Agreement, any of the other Transaction Documents, or any of the transactions evidenced thereby.


         SECTION 8.17. ROLE OF CREDIT LYONNAIS NEW YORK BRANCH. Notwithstanding anything herein or elsewhere to the contrary, Credit Lyonnais New York Branch is executing and delivering this Agreement solely in its capacity as a Liquidity Provider under the Original Class A Certificate Purchase Agreement; and after the occurrence of the Effective Restatement Date, Credit Lyonnais New York Branch will cease to be a Liquidity Provider hereunder.



         IN WITNESS WHEREOF, the parties hereto have caused this Amended and Restated Certificate Purchase Agreement to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

                              NINE WEST FUNDING CORPORATION,
                                as Seller

                              By /s/ Robert C. Galvin
                                ------------------------------
                              Name: Robert C. Galvin
                              Title: Executive Vice President
                                     Chief Financial Officer & Treasurer

                              Address:  Nine West Plaza
                                        1129 Westchester Avenue
                                        White Plains, NY  10604
                              Attn:     Chief Financial Officer
                              Telecopy: (914) 640-4282


                              CORPORATE RECEIVABLES CORPORATION,
                                as Purchaser

                              By:  Citicorp North America, Inc.,
                                   as Attorney-in-Fact


                              By /s/ Kathy Simmons
                                ------------------------------
                              Name: Kathy Simmons
                              Title: Vice President

                              Address:  450 Mamaroneck Avenue
                                        Harrison, NY 10528
                              Attn:     President
                              Telecopy: (914) 899-7015


                              CITICORP NORTH AMERICA, INC.,
                                as Program Agent


                              By /s/ Kathy Simmons
                                -------------------------------
                              Name: Kathy Simmons
                              Title: Vice President

                              Address:  450 Mamaroneck Avenue
                                        Harrison, NY 10528
                              Attn:     Corporate Asset Funding
                                        Department
                              Telecopy: (914) 899-7015





LIQUIDITY PROVIDERS:

Liquidity Provider
Commitment:                    CITIBANK, N.A.,
$67,000,000.00                  as a Liquidity Provider


                              By /s/ Kathy S. Simmons
                                ---------------------------
                                Name: Kathy S. Simmons
                                Title: Attorney-in-fact

                                   Address:  450 Mamaroneck
                                             Avenue
                                             Harrison, NY 10528
                                   Attn:     Corporate Asset
                                             Funding Department
                                   Telecopy: (914) 899-7015




Liquidity Provider
Commitment:                         CREDIT AGRICOLE INDOSUEZ,
$30,000,000.00
                                    as a Liquidity Provider


                                   By /s/ Dean Balice
                                     ---------------------------
                                     Name: Dean Balice
                                     Title: Senior Vice President
                                            Branch Manager



                                   By /s/ David Bouhl
                                     ---------------------------
                                     Name: David Bouhl, F.V.P.
                                     Title: Head of Corporate Banking
                                            Chicago

                                   Address:  55 E. Monroe St.
                                             Suite 4700
                                             Chicago, IL  60603
                                   Attn:     Kathleen Martens
                                   Telecopy: (312) 372-3455






Liquidity Provider
Commitment:                         CREDIT COMMUNAL DE BELGIQUE,
$10,000,000.00                          NEW YORK BRANCH,
                                    as a Liquidity Provider


                                   By /s/ Jan E. van Panhuys
                                     ---------------------------
                                     Name: Jan E. van Panhuys
                                     Title: General Manager



                                   By /s/ Caroline Junius
                                     ---------------------------
                                     Name: Caroline Junius
                                     Title: Vice President

                                   Address:  405 Lexington Ave.
                                             54th Floor
                                             New York, NY  10074
                                   Attn:     Caroline Van Bogaert
                                   Telecopy: (212) 972-6523





Liquidity Provider
Commitment:                         NORDDEUTSCHE LANDESBANK
$25,000,000.00                       GIROZENTRALE, NEW YORK
                                     BRANCH,
                                     as a Liquidity Provider

                                   By /s/ Irene A. Burczynski
                                     ---------------------------
                                   Name: Irene A. Burczynski
                                   Title: Vice President



                                   By /s/ Stephen K. Hunter
                                     ---------------------------
                                   Name: Stephen K. Hunter
                                   Title: SVP

                                   Address:  1270 Avenue of the
                                              Americas
                                             14th Floor
                                             New York, NY  10020
                                   Attn:     Josef Haas
                                   Telecopy: (212) 332-8660





                                   CREDIT LYONNAIS NEW YORK
                                   BRANCH, solely in its capacity
                                    as a withdrawing liquidity
                                    provider

                                   By /s/ David C. Fink
                                     ---------------------------
                                   Name: David C. Fink
                                   Title: First Vice President


                                   Address:  1301 Avenue of the
                                             Americas
                                             New York, NY 10019
                                   Attn:     Structured Finance
                                             Department
                                   Telecopy: (212) 459-3258





Acknowledged and Accepted:

THE BANK OF NEW YORK,
 not in its individual capacity,
 but solely as Trustee of the Nine
 West Trade Receivables Master Trust

By: /s/ Cheryl L. Laser
   ----------------------------
     Name: Cheryl L. Laser
     Title: Assistant Vice President

     Address:  101 Barclay Street
               New York, NY 10286
     Attn:     Asset Backed Group
     Telecopy: (212) 815-5915


NINE WEST GROUP INC.,
  as Servicer


By /s/ Robert C. Galvin
  ------------------------------
     Name: Robert C. Galvin
     Title: Executive Vice President
            Chief Financial Officer & Treasurer

     Address:  Nine West Plaza
               1129 Westchester Avenue
               White Plains, NY  10604
     Attn:     Chief Financial Officer
     Telecopy: (914) 640 - 4282